UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2010
Date of Report (Date of earliest event reported):

ACCELR8 TECHNOLOGY CORPORATION
(Exact name of registrant as specified in charter)

Colorado	0-11485	84-1072256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 North Broadway, Building 3-307, Denver, CO 80221
(Address of principal executive offices)

(303) 863-8808
Registrant’s telephone number, including area code:

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Accelr8 Technology Corporation (the “Company”) is filing this Form 8-K to provide further information relating to certain agreements entered into by the Company with Novartis Vaccines and Diagnostics, Inc. (“Novartis”).

The Company is also amending an Amended Evaluation Agreement, attached hereto as Exhibit 10.1 which was previously filed by the Company on its quarterly report on Form 10-Q for the quarter ended October 31, 2010, as filed with the Securities and Exchange Commission on December 14, 2010 as Exhibit 10.1.  The Company is filing this Form 8-K and exhibits in response to comments received from the Staff of the Securities and Exchange Commission (the “SEC”) following a review of the Company’s confidential treatment requests relating to this exhibit. Exhibit 10.1 to this Form 8-K supersedes and replaces the corresponding exhibit attached to the Company’s Form 10-Q filed with the SEC on December 14, 2010.

Effective June 14, 2010, the Company entered into an Evaluation Agreement and Letter of Intent with Novartis Vaccines and Diagnostics, Inc. (“Novartis”).  Pursuant to the Evaluation Agreement, Novartis will evaluate the results of the Company’s BACcel system in identifying the type and quantity of bacterial pathogens in clinical specimens.

Pursuant to the Letter of Intent, the Company and Novartis agreed to negotiate in good faith a formal business relationship and definitive agreement regarding the design, development, commercialization and support strength of each party within 160 days of the date of the Letter of Intent.   The Letter of Intent is non-binding and grants the Diagnostics Company the exclusive right (the “Exclusive Right”) to evaluate and negotiate a license to the Company’s intellectual property for a period of three months after the submission of the final research report prepared pursuant to the Evaluation Agreement.

On November 24, 2010, the Company and Novartis entered into an Amendment No. 1 to an Evaluation Agreement (the “Amended Evaluation Agreement”) and an Amendment No. 1 to a Letter of Intent (the “Amended Letter of Intent”) to extend the termination dates of these agreements.

Pursuant to the Amended Evaluation Agreement, Novartis will continue to evaluate the results of the Company’s BACcel system in identifying the type and quantity of bacterial pathogens in clinical specimens.  In connection with the Amended Evaluation Agreement, Novartis agreed to pay the Company a fixed amount.  The Amended Evaluation Agreement will terminate on June 30, 2011.

The Amended Letter of Intent extends the Exclusive Right for three additional thirty-day periods through April 13, 2011 and Novartis will pay the Company a monthly fee for such extension.  The Exclusive Right may be extended an additional 78 days by paying the Company an additional fee for each 30 day period extended.   The exclusivity payments made pursuant to the Original Letter of Intent, as amended pursuant to the

Amended Letter of Intent, if any, shall be credited against any license fee, development milestone or other payment made by Novartis to the Company at any point in the future.

As of January 31, 2011, the Company has received an aggregate amount of approximately $640,000 from Novartis pursuant to the Evaluation Agreement, the Letter of Intent, the Amended Evaluation Agreement and the Amended Letter of Intent and expects to receive not less than $140,000 more pursuant to these agreements.

The previous discussion of the Evaluation Agreement and the Letter of Intent are qualified in their entirety by the entire respective agreements, each filed as an Exhibit to the Company’s Form 10-K/A for the fiscal year ended July 31, 2010 filed with the SEC on September 23, 2010 and incorporated herein by this reference.  The previous discussion of the Amended Evaluation Agreement and the Amended Letter of Intent are qualified in their entirety by the entire respective agreements, with the Amended Evaluation Agreement attached hereto and incorporated herein by this reference and the Amended Letter of Intent filed as an Exhibit to the Company’s Form 10-Q for the quarter ended October 31, 2010 filed with the SEC on December 14, 2010 and incorporated herein by this reference.

Item 9. 01Financial Statements and Exhibits

Exhibit No.     Description

     10.1*       Amendment No. 1 to Evaluation Agreement with Novartis Vaccines and Diagnostics, Inc. effective November 10, 2010

* Portions of these exhibits have been omitted and filed separately with the Office of the Secretary of the Securities and Exchange Commission pursuant to a confidential treatment request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2011	ACCELR8 TECHNOLOGY CORPORATION

By: /s/ Thomas V. Geimer
Thomas V. Geimer, Chief Executive Officer